Exhibit 10.17

Print Name of Investor: ____________________

Social Security or EIN Number _______________

SUBSCRIPTION AGREEMENT

Mojo Organics Inc., a Delaware corporation (“Company”), and the Investor hereby agree as follows:

1.             Subscription for Shares.  I (sometimes referred to herein as the “Investor”) hereby subscribe for and agree to purchase ________________ shares (“Shares”) of the Company’s common stock (“Common Stock”).  Each Share is offered at a price of $0.40.  The total purchase price for my Shares is $____________________.

2.             Closing.  The closing on the purchase of my Shares under this subscription (the “Closing”) shall occur on the date that the Company has accepted and executed this Subscription Agreement and funds in payment therefor have been received by the Company and have cleared.

3.             Investor Delivery of Payment and Documents.

3.1           I have tendered the full purchase price for the Shares by wiring funds in accordance with the instructions set forth in Section 1 to Schedule 1 hereto.

3.2           I hereby tender to the Company an executed copy of this Subscription Agreement.

3.3           In the event that a Closing does not take place with respect to my subscription for any reason or if my subscription is otherwise rejected, all cash proceeds delivered by me in accordance with the foregoing shall be returned to me as soon as practicable, without interest, offset or deduction.

3.4           In the event my subscription is accepted and there is a Closing, the Shares for which I am subscribing will be delivered promptly to me along with a copy of a fully executed version of this Agreement.

4.             Acceptance or Rejection of Subscription Agreement.  The Company has the right to reject this subscription for Shares, in whole or in part, for any reason and at any time prior to a Closing with respect to this subscription, notwithstanding prior receipt by me of notice of acceptance of my subscription. The Shares subscribed for herein will not be deemed issued to or owned by me until a copy of this Subscription Agreement has been executed by me and accepted and countersigned by the Company, and a Closing with respect to my subscription has occurred.

5.             Investor Representations and Warranties. I represent and warrant to the Company as follows:

5.1           Accredited Investor.  I am an “accredited investor” as defined in Section 2(15) of the Securities Act of 1933, as amended (“Securities Act”), and Rule 501 promulgated thereunder.  I understand that the Shares are being issued to me without registration under the Securities Act in reliance upon the exemptions contained in Regulation D promulgated under the Securities Act (“Regulation D”) and applicable state securities laws.

(1)

5.2           Obligations of the Company and the Investor.   The Company has no obligation to me other than as set forth in this Agreement.  I am aware that, except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription and any agreements made in connection herewith will survive my death or disability.  In order to induce the Company to issue and sell the Shares to me, I represent and warrant that the information relating to me stated herein is true and complete as of the date hereof and will be true and complete as of the date on which my purchase of Shares becomes effective.

5.3           Information About the Company.  I have been given reasonable opportunity to meet with officers of the Company for the purpose of asking reasonable questions of such officers concerning the terms and conditions of the sale and issuance of the Shares and the business and operations of the Company (including the risks faced by the Company in its business and risks related to my investment in the Company) and all such questions have been answered to my full satisfaction. I have also been given an opportunity to obtain any additional relevant information to the extent reasonably available to the Company.  I have received all information regarding the Company that I have reasonably requested.  I understand that there is no assurance as to the future performance of the Company.

5.4           No assurances; No general solicitation.  I have received no representation or warranty from the Company or any of its officers, directors, employees or agents in respect of my investment in the Company.  I am not purchasing the Shares as a result of or subsequent to:  (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

5.5           Speculative Investment.  I am aware that my purchase of Shares is a speculative investment.  I acknowledge that I can lose the entire amount of my investment in the Company.  I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company.  I have not utilized any person as my purchaser representative (as defined in Regulation D) in connection with evaluating such merits and risks and have relied solely upon my own investigation in making a decision to invest in the Company. I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment.  I believe that the investment in the Company represented by my purchase of Shares is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company.  My investment in the Company does not constitute all, or substantially all, of my investment portfolio.

5.6           Restrictions on Transfer.  Investor understands that (i) the Shares have not been registered under the Securities Act or the securities laws of any state in reliance on specific exemptions from registration and (ii) the  Shares cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states, or an exemption from such registration is available.  The certificate representing the Share will bear a restrictive legend relating to such restrictions.  In addition, Investor understands that the Company is relying on Investor’s representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws.

5.7           Investment Representation.  Investor is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any subsequent distribution of the securities, nor with any present intention of selling or otherwise disposing of all or any part of the Shares in violation of the Federal securities laws.  Investor understands that, although there is currently a public market for the Common Stock, there is no assurance that any such market will continue to exist in the future.

(2)

6.           Company Representations and Warranties.  The Company hereby represents and warrants to the Investor that the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has  been duly executed and delivered by the Company.  Subject to the terms and conditions of this Agreement, this Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement.  The sale by the Company of the Shares does not conflict with the certificate of incorporation or bylaws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.  The sale of the Shares will not trigger any pre-emptive or, to the knowledge of the Company, other rights held by any party and no governmental or regulatory consent is required for the consummation of the transactions contemplated by this Agreement.

7.           Indemnification.  I hereby agree to indemnify and hold harmless the Company and its officers, directors, stockholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and  indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained herein, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein.

8.           Severability; Remedies.  In the event any parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement are nevertheless binding with the same effect as though the void parts were deleted.

9.           Governing Law and Jurisdiction.  This Subscription Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York.  Each of the Company and the Investor hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and (v) agrees that service of process upon it mailed by certified mail to its address set forth on my signature page will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

(3)

10.           Counterparts.  This Subscription Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  The execution of this Subscription Agreement may be by actual or facsimile signature.

11.           Benefit.  This Subscription Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

12.           Notices.  All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) must be in writing, and are sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party.  All communications to me should be sent to my preferred address on the signature page hereto.  All communications to the Company should be sent to Mojo Organics Inc., 101 Hudson Street, 21st Floor, Jersey City, New Jersey 07302, Attention: Chief Executive Officer.  Each party may designate another address by notice to the other parties.

13.           Oral Evidence.  This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  This Subscription Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

14.           Section Headings.  Section headings herein have been inserted for reference only and will not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

15.           Survival of Representations, Warranties and Agreements.  The representations, warranties and agreements contained herein will survive the delivery of, and the payment for, the Shares.

16.           Acceptance of Subscription.  The Company may accept this Subscription Agreement at any time for all or any portion of the Shares subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

(4)

Signature Page to Subscription Agreement

Investor Name:

Investor Signature:

Date:

Investor Address:

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

MOJO ORGANICS, INC.

By:
Name:
Title:
Date:

(5)